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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                            May 7,1998


                      CONTROL DEVICES, INC.
      (Exact name of registrant as specified in its charter)

                   Indiana            000-21345         01-0490335
                  (State of        (Commission File  (I.R.S. Employer
               incorporation)         Number)         Identification
                                                         Number)

             728 Northeast Road
                Standish, Maine                          04084
            (Address of pincipal                       (Zip Code)
             executive offices)


Registrant's telephone number, including area code (207) 642-4535



                               N/A
  (Former name or former address, if changed since last report)

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Item 5.   Other Events

     On May 7, 1998, the Board of Directors of Control Devices, Inc. (the "Corporation") declared a dividend of one common share purchase right (a "Right" or "Rights") for each outstanding share of the Corporation's common stock, without par value (the "Common Shares"), of the Corporation, payable on June 11, 1998 to shareholders of record at the close of business on that date. If and when the Rights become exercisable, each Right will entitle the registered holder to purchase from the Corporation one Common Share at a purchase price of $65.00 (the "Purchase Price"), although the price may be adjusted as described below. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and BankBoston, N.A., as Rights Agent (the "Rights Agent"). Pursuant to the terms of the Rights Agreement, the Board of Directors of the Corporation retained the right to amend it and extend its expiration date in certain circumstances.


TRADING AND DISTRIBUTION OF RIGHTS

     Shareholders will not receive a separate certificate for the Rights. The Rights are represented by the outstanding Common Share certificates with a copy of a summary of rights attached thereto. The Rights cannot be bought, sold or otherwise traded separately from the Common Shares. Certificates for Common Shares issued after the record date for the dividend of the Rights will carry a notation that indicates that Rights are attached to the Common Shares and that the terms of the Rights Agreement are incorporated therein.

     Separate certificates representing the Rights will be distributed as soon as practicable after the "Distribution Date," which is the earliest to occur of:

          (1)  10 calendar days following a public
     announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding
     Common Shares, or

          (2) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares.

     Until the Distribution Date (or earlier exchange, redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the date of the Rights Agreement, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.


EXERCISABILITY AND EXPIRATION

     The holders of the Rights are not required to take any action until the Rights become exercisable. As described above, the Rights are not exercisable until the Distribution Date. Holders of the Rights will be notified that the Rights have become exercisable when the Rights Agent mails the Rights Certificates. The Rights will expire on June 10, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Corporation, in each case, as described below.


ADJUSTMENTS

     To protect the value of the Rights to the holders, the Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (2) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of Common Shares, or (3) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants, other than those referred to above.

     These adjustments are called anti-dilution provisions and are intended to ensure that a holder of Rights will not be adversely affected by the occurrence of such events. With certain exceptions, the Corporation is not required to adjust the Purchase Price until cumulative adjustments require a change of at least 1% in the Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.


FLIP-OVER EVENTS AND FLIP-IN EVENTS

     In the event that (1) the Corporation is acquired in a merger or other business combination transaction and the Corporation is not the surviving corporation, or (2) any person consolidates or merges with the Corporation and all or part of the Corporation's Common Shares are exchanged for securities, cash or property of any other person, or (3) 50% or more of the Corporation's consolidated assets or earning power are sold (collectively, "Flip-Over Events"), proper provision will be made so that each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring corporation which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that a person acquires 15% or more of the outstanding Common Shares, (a "Flip-In Event"), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.


EXCHANGE OPTION

     At any time after a person becomes an Acquiring Person, and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).


REDEMPTION

     At any time prior to the tenth calendar day following the date of a public announcement that a person or group has become an Acquiring Person, the Board of Directors of the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     If the Board of Directors' ability to redeem the Rights pursuant to the Rights Agreement has expired, but a Flip-Over Event or certain Flip-In Events have not yet occurred, the redemption right will be reinstated if the Acquiring Person disposes of a sufficient number of the Corporation's Common Shares so that such person then owns less than 10% of the outstanding Corporation's Common Shares and if certain other conditions are met.


     The terms of the Rights may be amended by the Board of Directors of the Corporation without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement is available from the Corporation at no charge upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.


Item 7.   Financial Statements and Exhibits

     Exhibit 4 - Rights Agreement dated as of May 7, 1998, between Control Devices, Inc. and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Shares.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CONTROL DEVICES, INC.

Date: May 20, 1998


                              By:  /s/ Jeffrey G. Wood
                                   ----------------------------

                                   Jeffrey G. Wood,
                                   Chief Financial Officer


                          EXHIBIT INDEX

  Exhibit                                                               Page
   Number      Description                                             Number
 ---------     --------------------                                    ------
     4         Rights Agreement dated as of May 7, 1998, between
               Control Devices, Inc. and BankBoston, N.A., as
               Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Shares.